Exhibit 99.1

Cascadia Acquisition Corp. Announces It Will Redeem Its Public Shares and Not Consummate an Initial Business Combination

SEATTLE, WA – August 24, 2023 – Cascadia Acquisition Corp. (Nasdaq: CCAI) (“Cascadia”), a blank-check company formed for the purpose of acquiring or merging with one or more businesses, today announced that it intends to dissolve and liquidate following the provisions of its Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) because Cascadia will not consummate an initial business combination within the time period required by its Amended and Restated Certificate of Incorporation. Cascadia will redeem all of its outstanding shares of Class A common stock, par value $0.0001 (the “Public Shares”), effective as of the close of business on August 31, 2023.

Consistent with the provisions of the Certificate of Incorporation, in connection with its dissolution and liquidation, Cascadia will, subject in each case to Cascadia’s obligations under the Delaware General Corporation Law to provide for claims of creditors and other requirements of applicable law:

(i) cease all operations except for the purpose of winding up,

(ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the Public Shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), by (B) the total number of then outstanding Public Shares, which redemption will completely extinguish rights of the holders of the Public Shares (including the right to receive further liquidating distributions, if any), subject to applicable law, and

(iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and Cascadia’s board of directors in accordance with applicable law, dissolve and liquidate (collectively, the “Liquidation”).

Net of taxes and dissolution expenses, Cascadia currently expects the per-share redemption price for the public shares will be approximately $12.34 (as finally determined, the “Redemption Amount”).

As of the close of business on August 31, 2023, the Public Shares will be deemed cancelled and will represent only the right to receive the Redemption Amount.

Cascadia expects the Redemption Amount will be paid within 10 business days of August 31, 2023 to the beneficial owners of Public Shares held in street name without any required action on their part, and to record holders of Public Shares after delivery of their Public Shares to Cascadia’s transfer agent, Continental Stock Transfer & Trust Company, on or after August 31, 2023.

Cascadia anticipates that the Public Shares will cease trading as of the close of business on August 31, 2023. After August 31, 2023, Cascadia will cease all operations except for those required to wind up its business.

There will be no redemption rights or liquidating distributions with respect to Cascadia’s warrants, which will expire worthless. Cascadia’s sponsor, directors and each member of Cascadia’s management team have waived their redemption rights and rights to liquidating distributions with respect to all of their shares of Cascadia’s Class B common stock.

Cascadia expects that The Nasdaq Stock Market LLC (“Nasdaq”) will file a Form 25 with the United States Securities and Exchange Commission (the “SEC”) to delist its securities. Cascadia thereafter expects to file a Form 15 with the SEC to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

Cascadia also announced today that it received a notice (the “Notice”) from the Listing Qualifications Department of Nasdaq stating that Cascadia is not in compliance with Nasdaq Listing Rule 5250(c)(1) because Cascadia failed to timely file with the SEC its Quarterly Report on Form 10-Q for the period ended June 30, 2023. The Notice has no immediate effect on the listing or trading of Cascadia’s securities on the Nasdaq Global Market. However, Cascadia’s securities will not continue to be listed on Nasdaq subsequent to the Liquidation.

About Cascadia Acquisition Corp.

Cascadia Acquisition Corp. is a special purpose acquisition company formed for the purpose of effecting a merger, stock purchase or similar business combination with one or more businesses. Cascadia is sponsored by an affiliate of Cascadia Capital, LLC, an investment banking financial advisor to entrepreneurs, boards of directors and business owners. Cascadia has concentrated its initiatives on sourcing business combination opportunities in industry sectors that are being fundamentally reshaped by the introduction of advanced technologies, commonly referred to as “Industry 4.0.”

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “project,” “anticipate,” “will likely result” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this press release, including those regarding the terms of Cascadia’s initial business combination. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the management of Cascadia and are not predictions of actual performance.

Contact:

Jamie Boyd

Chief Executive Officer

Cascadia Acquisition Corp.

T: +1 206 436 2550

jboyd@cascadiaacquisitioncorp.com